Exhibit 99.1
     The estimated expenses incurred by Synovus Financial Corp. in connection with its issuance and sale on May 4, 2010 of 293,250,000 shares of common stock of the Company, $1.00 par value per share (“Common Stock”), and 13,800,000 tangible equity units (“tMEDS”) are set forth in the following table:

Securities and Exchange Commission Registration Fee for Common Stock offering	$57,499
Securities and Exchange Commission Registration Fee for tMEDS offering	$24,599
Printing and Engraving Expenses	$120,000
Accounting Fees and Expenses	$375,000
Legal Fees and Expenses	$1,400,000
Listing Fees and Expenses	$500,000
Miscellaneous Fees and Expenses	$22,902
Total	$2,500,000